Exhibit 10.26

[Navitas Semiconductor Letterhead]
January 9, 2024

Ron Shelton
[* * ]

Dear Ron:
As we have discussed, this letter agreement (this “Agreement”) sets forth an agreement, dated as of the date set forth above, among you, Navitas Semiconductor USA, Inc. (the “Company”) and Navitas Semiconductor Corporation (“NVTS”), regarding the terms and conditions of your resignation from the Company and NVTS. Accordingly, you and the Company agree as follows:
1.Continuing CFO Role; Transition and Consulting Period. You will continue to be employed as Senior Vice President, Chief Financial Officer and Treasurer of NVTS, and as an executive officer of NVTS, with the same duties and responsibilities and at your current salary and benefits, up to and including the day on which NVTS files its annual report on Form 10-K for the year ended December 31, 2023 (the “Form 10-K”). Thereafter you will cease to be Chief Financial Officer and Treasurer of NVTS and will no longer be an executive officer of NVTS. You will continue to be employed by the Company as a Senior Vice President in a consulting capacity to provide transition assistance and support to the successor CFO and Treasurer, at your current salary and benefits, up to and including the close of business on March 15, 2024 (your “Resignation Date”), which will be your last day of employment with the Company. After the filing of the Form 10-K through your Resignation Date, you will continue to report to Gene Sheridan, President and CEO, you will not represent that you are an officer or agent of the Company or NVTS for any purpose, and you will not be authorized to act on behalf of the Company or NVTS. Except as otherwise set forth in this Agreement, your Resignation Date will be your employment termination date for all purposes, meaning you are not entitled to any further compensation, monies, or other benefits from the Company or any of its affiliates, including coverage under any benefit plans or programs sponsored by the Company or any of its affiliates, as of your Resignation Date.
2. 2023 Bonus and PRSU Vesting. Your 2023 annual bonus, and the extent to which 50,000 performance restricted stock units will vest based on 2023 performance, will be determined and paid to you on or before your Resignation Date in accordance with applicable plans and the Company’s customary practices.
3.Other Benefits. As consideration for your execution of, non-revocation of, and compliance with this Agreement, including the waiver and release of claims in Section 4, and subject to and conditioned upon your execution and non-revocation of the attached Addendum to Letter Agreement (the “Addendum”) on or after your Resignation Date, the Company shall pay or provide the following amounts and benefits to which you are not otherwise entitled:
(a)Salary continuation for six months following your Resignation Date, at your current salary, less all relevant taxes and other withholdings, payable according to the Company’s customary payroll practices or, at your option, in a lump-sum promptly (and in any event not more than 10 days) after the Payment Effective Date (as defined below).
(b)If you timely and properly elect COBRA and, as applicable, Cal-COBRA continuation coverage under the Company’s group health care plan (the “Plan”), the Company will provide continued participation in the Plan at participation and coverage levels and on terms no less favorable to you than those in effect immediately before your Resignation Date, until the earliest of: (i) the expiration of six months following your Resignation Date; (ii) the date you become covered under another employer’s health plan; or (iii) the expiration of the maximum continuation coverage period for which you are eligible under federal and California laws. At the end of this period, you will be eligible to continue coverage under COBRA or Cal-COBRA, as applicable, and will be responsible for the entire premium for the remainder of the applicable continuation period.
[**redacted pursuant to 17 CFR § 229.601(a)(6)]

Ron Shelton
January 9, 2024

(c)46,875 of your outstanding unvested time-based restricted stock units, otherwise scheduled to vest on April 20, 2024, shall become fully vested and any restrictions thereon shall lapse on and as of your Resignation Date, and NVTS shall settle and deliver the underlying shares of NVTS common stock to you on the Payment Effective Date.
You understand, acknowledge and agree that the foregoing benefits set forth in this Section 3 exceed what you are otherwise entitled to receive on separation from employment, and that these benefits are being given as consideration in exchange for your execution of and compliance with this Agreement, including the general release contained in Section 4 and your agreement to execute the Addendum. You further acknowledge that you are not entitled to any additional payment or consideration not specifically referenced in this Agreement. Nothing in this Agreement shall be deemed or construed as an express or implied policy or practice of the Company or any of its affiliates to provide these or other benefits to any individuals other than you.
4.Release.
(a)General Release and Waiver of Claims.
In exchange for the consideration provided in this Agreement, you and your heirs, executors, representatives, administrators, agents and assigns (collectively, the “Releasors”) irrevocably and unconditionally fully and forever waive, release, and discharge the Company, its parents, subsidiaries, and other corporate affiliates, and each of their respective present and former employees, officers, directors, owners, shareholders, and agents, individually and in their official capacities (collectively referred to as the “Employer Group”) (collectively, the “Released Parties”), from any and all claims, demands, actions, causes of action, judgments, rights, fees, damages, debts, obligations, liabilities, and expenses (inclusive of attorneys’ fees) of any kind whatsoever, whether known or unknown (collectively, “Claims”), that the Releasors may have or have ever had against the Released Parties, or any of them, arising out of, or in any way related to your hire, benefits, employment, termination, or separation from employment with the Employer Group by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter from the beginning of time up to and including the date of your execution of this Agreement, including but not limited to:
(i)any and all claims under Title VII of the Civil Rights Act of 1964 (Title VII), the Americans with Disabilities Act (ADA), the Family and Medical Leave Act (FMLA) (regarding existing but not prospective claims), the Equal Pay Act, the Employee Retirement Income Security Act (ERISA) (regarding unvested benefits), the Civil Rights Act of 1991, Section 1981 of U.S.C. Title 42, the Fair Credit Reporting Act (FCRA), the National Labor Relations Act (NLRA), the Age Discrimination in Employment Act (ADEA), the California Fair Employment and Housing Act (FEHA), the California Labor Code, the California Constitution, all including any amendments and their respective implementing regulations, and any other federal, state, local, or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released; however, the identification of specific statutes is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any manner;
(ii)any and all claims arising under tort, contract, and quasi-contract law, including but not limited to claims of breach of an express or implied contract, wrongful or retaliatory discharge, fraud, defamation, negligent or intentional infliction of emotional distress, tortious interference with a contract or prospective business advantage, breach of the implied covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, nonphysical injury, personal injury or sickness, or any other harm;
(iii)any and all claims for compensation of any type whatsoever, including but not limited to claims for wages, salary, bonuses, commissions, incentive compensation, vacation, sick pay, and severance that may be legally waived and released; and

Ron Shelton
January 9, 2024

(iv)any and all claims for monetary or equitable relief, including but not limited to attorneys’ fees, back pay, front pay, reinstatement, experts’ fees, medical fees or expenses, costs and disbursements, punitive damages, liquidated damages, and penalties.
However, this general release and waiver of claims excludes, and you do not waive, release, or discharge (A) claims that cannot be waived by law, such as claims for unemployment benefit rights; (B) any right to file an unfair labor practice (ULP) charge under the National Labor Relations Act or participate or assist in proceedings before the National Labor Relations Board (NLRB); (C) indemnification rights you have against the Company or NVTS pursuant to NVTS’ certificate of incorporation, bylaws, any employment or indemnification agreement, applicable insurance policies, or otherwise; and (D) any rights to vested benefits, such as pension or retirement benefits, the rights to which are governed by the terms of the applicable plan documents and award agreements.
This general release and waiver of claims also excludes, and you do not waive, release, or discharge, the right to file an administrative charge or complaint with, or testify, assist, or participate in an investigation, hearing, or proceeding conducted by or before, any government agencies, including the right to seek or receive a monetary award or penalty from any government agencies.
(b)Waiver of California Civil Code Section 1542.
This Agreement is intended to be effective as a general release of and bar to all claims as stated in this Section. Accordingly, the Releasors specifically waive all rights under California Civil Code Section 1542, which states, “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” You acknowledge that you may later discover claims or facts in addition to or different from those which you now know or believe to exist with regard to the subject matter of this Agreement, and which, if known or suspected at the time of executing this Agreement, may have materially affected its terms. Nevertheless, the Releasors waive any and all Claims that might arise as a result of such different or additional claims or facts.
5.Knowing and Voluntary Acknowledgment. You specifically agree and acknowledge that:
(a)you have read this Agreement (including the Addendum) in its entirety and understand all of its terms;
(b)by this Agreement, you have been advised to consult with an attorney before executing this Agreement, and have been given at least five business days to do so, although you may sign it sooner if desired;
(c)you knowingly, freely and voluntarily assent to all of this Agreement’s terms and conditions including, without limitation, the waiver, release, and covenants contained in it and in the Addendum;
(d)you are signing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which you are otherwise entitled;
(e)you are not waiving or releasing rights or claims that may arise after you sign this Agreement (it being understood that, upon you signing the Addendum as you agree to do under this Agreement as a condition to receiving the payments and benefits under Section 3, you will be releasing rights or claims that may arise after you sign this Agreement); and

Ron Shelton
January 9, 2024

(f)you understand that the waiver and release in this Agreement and the waiver and release in the Addendum are being requested in connection with your separation of employment from the Employer Group.
You further acknowledge that you are waiving and releasing claims under the Age Discrimination in Employment Act (ADEA), as amended, and have had 21 days to consider the terms of this Agreement and consult with an attorney of your choice, although you may sign it sooner if desired, and changes to this Agreement, whether material or immaterial, do not restart the 21-day period. Further, you acknowledge that you will have an additional seven days from signing this Agreement to revoke consent to your release of claims under the ADEA by delivering notice of revocation to the general counsel of the Company and NVTS at the address above before the end of the seven-day period. In the event of a revocation by you, the Employer Group shall have the option of treating this Agreement as null and void in its entirety.
6.Payment Effective Date. The Company’s payment obligation under Section 3(a), and NVTS’ obligation to deliver shares of common stock under Section 3(c), will become effective on the eighth (8th) day after you sign the Addendum without having revoked the release provided either in this Agreement or the Addendum prior to such date (the “Payment Effective Date”). No payments or RSU settlements due to you under those provisions shall be made before the Payment Effective Date. Further, if you revoke the release provided in this Agreement or the Addendum, then the benefits under Section 3(b) will terminate immediately without notice or further action by the Company except to the extent required by law.
7.Non-Disparagement. You agree and covenant that you shall not make, publish, or communicate defamatory or disparaging remarks, comments, or statements concerning any of the Employer Group’s products or services. You agree and covenant that you shall not make, publish, or communicate to any person or entity or in any public forum any maliciously false, defamatory, or disparaging remarks, comments, or statements concerning the Employer Group or its businesses, or any of its employees, officers, or directors, and their existing and prospective customers, suppliers, investors, and other associated third parties, now or at any time in the future. This Section does not, in any way, restrict or impede you from exercising protected rights to the extent that such rights cannot be waived by agreement. This Section also does not prevent you from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order. Nothing in this Agreement prevents you from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful.
8.Securities Laws Compliance. You acknowledge and agree that:
(a)until the filing of the Form 10-K, you will remain an “executive officer” and an “affiliate” of NVTS as those terms are defined under applicable federal securities laws, and accordingly will be subject to applicable restrictions under the NVTS Insider Trading Policy, and obligated to report any acquisitions or sales (or other dispositions) of shares of NVTS in accordance with Rule 144(a)(2) under the Securities Act of 1933 (“Securities Act”) and Section 16(a) of the Securities Exchange Act of 1934 (“Exchange Act”) and applicable regulations thereunder;
(b)in connection with sales of NVTS shares for your account, or for the account of a “person” within the meaning of Rule 144(a)(2) under the Securities Act, any of which sales occur within 90 days after the filing of the Form 10-K, you shall comply with the conditions applicable to sales by affiliates under Rule 144(b)(2), including without limitation the requirement to file a Notice of Proposed Sale on Form 144 with the Securities and Exchange Commission (“SEC”) in accordance with Rule 144(h);
(c)you shall report to the SEC on Form 4 any acquisition of beneficial ownership (as defined by Rule 16a-1(a)(2) under the Exchange Act) in NVTS shares, or any other transactions, any of which constitutes an “opposite-way” transaction with respect to a transaction reported on Form 4 by you during the six months preceding the Form 10-K filing; and

Ron Shelton
January 9, 2024

(d)for all transactions in NVTS shares through your Resignation Date (and thereafter to the extent you possess, as of your Resignation Date, material non-public information about NVTS or its securities), you shall comply with the NVTS Insider Trading Policy and applicable securities laws and regulations that impose restrictions on securities trading by insiders. The office of the NVTS general counsel shall provide reasonable assistance to you in effecting any such filings with the SEC, consistent with past practice.
9.Entire Agreement. Unless specifically provided herein, this Agreement contains all of the understandings and representations between the Employer Group and you relating to the subject matter in this Agreement and supersedes all prior and contemporaneous understandings, discussions, agreements, representations, and warranties, both written and oral, regarding such subject matter; provided, however, that nothing in this Agreement modifies, supersedes, voids, or otherwise alters your employment agreement, which shall remain in full force and effect, or any of your rights to indemnification under subclause (C) of the second-to-last paragraph of Section 4(a).
10.Section 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), including the exceptions thereto, and shall be construed and administered in accordance with such intent. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service, as a short-term deferral, or as a settlement payment pursuant to a bona fide legal dispute shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, any installment payments provided under this Agreement shall each be treated as a separate payment. To the extent required under Section 409A, any payments to be made under this Agreement in connection with a termination of employment shall only be made if such termination constitutes a “separation from service” under Section 409A. Notwithstanding the foregoing, Employer Group makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall Employer Group be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by Employee on account of non-compliance with Section 409A.
[Signature Page Follows]

Ron Shelton
January 9, 2024

Please indicate your agreement to the foregoing terms and conditions by signing where indicated below.
Yours very truly,
NAVITAS SEMICONDUCTOR USA, INC.

By:    /s/ Gene Sheridan
    Gene Sheridan
    President and CEO

NAVITAS SEMICONDUCTOR CORPORATION

By:    /s/ Gene Sheridan
    Gene Sheridan
    President and CEO

Acknowledged and agreed:
/s/ Ron Shelton
Ron Shelton

Addendum to Letter Agreement
This addendum to letter agreement (this “Addendum”) supplements the attached letter agreement, dated January 9, 2024 (the “Agreement”), between the Employer Group and Ron Shelton (“you”). By signing this Addendum, you agree to extend the general release of claims in the Agreement to any and all Claims against the Employer Group relating in any way to your employment with or provision of services to the Employer Group or termination of employment or other relationship arising during the period after your execution of the Agreement through the execution of this Addendum. This Addendum does not otherwise modify or supersede the provisions of the Agreement.
Unless otherwise specified, capitalized terms in this Addendum have the same meanings as defined in the Agreement, and those definitions are incorporated by reference.
NOW, THEREFORE, in consideration of the mutual promises and agreements set forth in this Addendum and the Agreement, you and the Employer Group agree as follows:
1.Agreement. The terms of the Agreement, which are incorporated by reference into this Addendum as though set forth in full, remain in full force and effect.
2.General Release and Waiver of Claims.
(a)In exchange for and as a condition of receiving the consideration and other benefits described in Section 3 of the Agreement, Releasors irrevocably and unconditionally fully and forever waive, release, and discharge the Released Parties from any and all Claims that you may have or ever has had against the Released Parties, or any of them, arising at any time through and including the date of your execution of this Addendum.
For the avoidance of doubt, such Claims include, but are not limited to:
(i)any and all claims under Title VII of the Civil Rights Act of 1964 (Title VII), the Americans with Disabilities Act (ADA), the Family and Medical Leave Act (FMLA) (regarding existing but not prospective claims), the Equal Pay Act, the Employee Retirement Income Security Act (ERISA) (regarding unvested benefits), the Civil Rights Act of 1991, Section 1981 of U.S.C. Title 42, the Fair Credit Reporting Act (FCRA), the National Labor Relations Act (NLRA), the Age Discrimination in Employment Act (ADEA), the California Fair Employment and Housing Act (FEHA), the California Labor Code, the California Constitution, all including any amendments and their respective implementing regulations, and any other federal, state, local, or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released; however, the identification of specific statutes is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any manner;
(ii)any and all claims arising under tort, contract, and quasi-contract law, including but not limited to claims of breach of an express or implied contract, wrongful or retaliatory discharge, fraud, defamation, negligent or intentional infliction of emotional distress, tortious interference with a contract or prospective business advantage, breach of the implied covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, nonphysical injury, personal injury or sickness, or any other harm;
(iii)any and all claims for compensation of any type whatsoever, including but not limited to claims for wages, salary, bonuses, commissions, incentive compensation, vacation, sick pay, and severance that may be legally waived and released; and
(iv)any and all claims for monetary or equitable relief, including but not limited to attorneys’ fees, back pay, front pay, reinstatement, experts’ fees, medical fees or expenses, costs and disbursements, punitive damages, liquidated damages, and penalties.
However, this general release and waiver of claims excludes, and you do not waive, release, or discharge (A) claims that cannot be waived by law, such as claims for unemployment benefit rights; (B) any right to file an unfair labor practice (ULP) charge under the National Labor Relations Act or participate or assist in proceedings before the National Labor Relations Board (NLRB); (C) indemnification rights you have against the Company or NVTS pursuant to NVTS’ certificate of incorporation, bylaws, any employment or indemnification agreement, applicable insurance policies, or otherwise; and (D) any rights to vested benefits, such as pension or retirement benefits, the rights to which are governed by the terms of the applicable plan documents and award agreements.
This general release and waiver of claims also excludes, and you do not waive, release, or discharge, the right to file an administrative charge or complaint with, or testify, assist, or participate in an investigation, hearing, or proceeding conducted by or before, any government agencies, including the right to seek or receive a monetary award or penalty from any government agencies.
(b)Waiver of California Civil Code Section 1542.
This Addendum is intended to be effective as a general release of and bar to all claims as stated in this Section. Accordingly, the Releasors specifically waive all rights under California Civil Code Section 1542, which states, “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” You acknowledge that you may later discover claims or facts in addition to or different from those which you now know or believe to exist with regards to the subject matter of this Addendum, and which, if known or suspected at the time of executing this Addendum, may have materially affected its terms. Nevertheless, the Releasors waive any and all Claims that might arise as a result of such different or additional claims or facts.
If you revoke this Addendum, the revocation does not affect the enforceability of the release contained in the Agreement, which remains in full force and effect.
3.Consideration. You acknowledge that the consideration provided in Section 3 of the Agreement is satisfactory and adequate in exchange for your waiver and general release of claims in the Agreement and this Addendum, and that your entitlement to this consideration was conditioned on signing this Addendum on or after your Resignation Date.
[Signature Page Follows]
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IN WITNESS WHEREOF, you and Employer Group have executed this Addendum as of the dates shown below.

NAVITAS SEMICONDUCTOR USA, INC.

By:    _____________________________    Date: ____________
    Gene Sheridan
    President and CEO

NAVITAS SEMICONDUCTOR CORPORATION

By:    _____________________________    Date: ____________
    Gene Sheridan
    President and CEO

___________________________    Date: ____________
Ron Shelton

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